December 27, 2005

Digital Ecosystems Corp.
#1500 – 701 West Georgia Street
Vancouver, British Columbia
Canada, V7Y1C6

Gentlemen:

          This letter is to express the mutual intent between Digital Ecosystems Corp. (“Digital”) and GSL Energy Corporation (“GSL”) concerning the amendment of the Letter of Intent dated November 18, 2005(the “Letter of Intent”), by and between Digitial and GSL. Paragraph 11 of the Letter of Intent stated that the Letter of Intent, unless extended by mutual agreement, shall terminate on the earlier of (a) the execution by Digital and GSL of the Agreement; or (b) December 31, 2005. Both GSL and Digital agree to amend Paragraph 11 of the Letter of Intent, and restate in its entirety, to read as follows:

11.     This Letter of Intent, unless extended by mutual agreement, shall terminate on the earlier of (a) the execution by Digital and GSL of the Agreement; or (b) January 31, 2006.

          The Letter of Intent (including the provisions of the Letter of Intent not modified hereby), as modified by this amendment, shall remain in full force and effect following the execution of this amendment.

Sincerely,

GSL ENERGY CORPORATION

By:	/s/ Kelly H. Nelson
Kelly H. Nelson
President

Acknowledgement of Intent:

DIGITAL ECOSYSTEMS CORPORATION

By:	/s/ G. Leigh Lyons
G. Leigh Lyons
12/30/05